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                              MAYER, BROWN & PLATT
                            190 SOUTH LA SALLE STREET
                          CHICAGO, ILLINOIS 60603-3441

                                                                 main telephone
                                                                (312) 782-0600
                                                                    main fax
                                                                (312) 701-7711

                                  Exhibit 5.01


                                  July 20, 2001


Northern Illinois Gas Company
1844 Ferry Road
Naperville, Illinois  60563-9600

Ladies and Gentlemen:

         We are representing Northern Illinois Gas Company (the "Company"), in connection with the proposed sale of up to $225,000,000 principal amount of the Company's First Mortgage Bonds (the "Bonds"). The Bonds are to be issued under the Company's Indenture (the "Indenture") dated as of January 1, 1954, as supplemented by one or more Supplemental Indentures to be entered into prior to the issuance of the Bonds, with certain terms of the Bonds and the Supplemental Indentures to be approved by or pursuant to resolutions of the Board of Directors of the Company or a committee thereof as part of the corporate action taken and to be taken (the "Corporate Proceedings") relating to the issuance of the Bonds. We have examined or are otherwise familiar with the Articles of Incorporation of the Company, as amended, the By-Laws of the Company, as amended, the Company's Registration Statement pursuant to which the Bonds are to be registered under the Securities Act of 1933, the Corporate Proceedings and such other documents, records, and instruments as we have deemed necessary for the purposes of this opinion.

         Based on the foregoing, we are of the opinion that, upon the execution and delivery of each Supplemental Indenture, the completion of the Corporate Proceedings and the authentication, sale and delivery of the Bonds issuable thereunder, such Supplemental Indenture will become a valid and binding instrument and the Bonds issuable thereunder will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and such Supplemental Indenture, including such terms as are established pursuant to the Corporate Proceedings, in accordance with the respective terms thereof, except as enforcement of provisions of the Indenture may be limited by bankruptcy or other laws of general application affecting the enforcement of creditors' rights and by general equity principles.


CHARLOTTE       CHICAGO       COLOGNE       FRANKFURT       HOUSTON       LONDON
    LOS ANGELES       NEW YORK       PALO ALTO       PARIS       WASHINGTON
    INDEPENDENT MEXICO CITY CORRESPONDENT: JAUREGUI, NAVARRETE, NADER Y ROJAS
                                    12840343

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MAYER, BROWN & PLATT

July 20, 2001
Page 2

         We hereby consent to the filing of this opinion as Exhibit 5.01 to the Company's registration statement and to being named in the prospectus under the caption "Legal Opinions" with respect to the matters stated therein.

                                       Very truly yours,


                                   /s/ MAYER, BROWN & PLATT

                                       MAYER, BROWN & PLATT